As filed with the Securities and Exchange Commission on September 15, 2010

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 _________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 _________________________
LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)
New York	13-2615557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
315 Park Avenue South New York, New York 10010 (212) 460-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) _________________________
LEUCADIA NATIONAL CORPORATION 1999 STOCK OPTION PLAN AS AMENDED AND RESTATED (Full Title of Plan) _________________________
Joseph A. Orlando Vice President and Chief Financial Officer Leucadia National Corporation 315 Park Avenue South New York, New York 10010 (212) 460-1900
(Name and address, including zip code, and telephone number, including area code, of agent for service) _________________________
Copy to:
Andrea A. Bernstein, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $1.00 per share	1,000,000 shares (2)	$23.24 (3)	$23,240,000	$1,658.00

(1)
This registration statement also covers an indeterminate number of common shares that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2)
Represents additional common shares of Leucadia National Corporation reserved for issuance upon exercise of options granted under the Registrant’s 1999 Stock Option Plan as Amended and Restated (the “Plan”) as a result of an amendment to the Plan approved by the Board of Directors on December 1, 2008 and March 2, 2009 and subsequently approved by shareholders on May 11, 2009.  Certain shares available for issuance under the Plan were initially registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on December 8, 2000 and June 15, 2007 (Registration No. 333-51494 and 333-143770, respectively).

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common shares as reported on the New York Stock Exchange Composite Tape on September 10, 2010.

The reoffer prospectus contained in this Registration Statement is a combined prospectus pursuant to Rule 429(a) under the Securities Act of 1933 and includes unsold shares, if any, that may be sold by the selling shareholders named therein that were initially registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 8, 2000 and June 15, 2007.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers additional common shares for issuance under the Registrant's 1999 Stock Option Plan as Amended and Restated, dated May 11, 2009 (the “Plan”).   Pursuant to the terms of the Plan, no more than 1,831,850 aggregate shares shall be awarded under the Plan as a result of an amendment to the Plan approved by the Board of Directors on December 1, 2008 and March 2, 2009, which was subsequently approved by shareholders on May 11, 2009.  This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 (Registration No. 333-51494) filed on December 8, 2000 and on Form S-8 (Registration No. 333-143770) filed by the Registrant with the Securities and Exchange Commission (the “SEC”)on June 15, 2007.  This registration statement also includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to General Instruction C to Form S-8.  The reoffer prospectus included in this registration statement is being filed herewith pursuant to General Instruction E of Form S-8 and may be used for reoffers and resales of Leucadia’s common shares which have been issued, or are issuable upon the exercise of options granted under the Plan, which may constitute “control securities” and/or “restricted securities.”  Pursuant to Rule 429(a) under the Securities Act, the reoffer prospectus included in this Registration Statement is a combined prospectus which also relates to any unsold common shares issued under the Plan to the selling shareholders named therein and registered under the Registrant’s registration statement on Form S-8 (Registration No. 333-51494) filed on December 8, 2000 and on Form S-8 (Registration No. 333-143770) filed by the Registrant with the SEC on June 15, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of this Registration Statement (the “Part I Information”) in respect of the Plan will be sent or given to participants in such Plan as specified by Rule 428(b)(1) under the Securities Act.  The documents made available to the Plan participants are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

i

Reoffer Prospectus

LEUCADIA NATIONAL CORPORATION

1,831,850 Common Shares under the
Leucadia National Corporation 1999 Stock Option Plan
as Amended and Restated, dated May 11, 2009

This prospectus relates to 1,831,850 of our common shares, $1.00 par value  per share, that may be sold from time to time by the selling shareholders named in this prospectus.  These common shares have been or will be acquired pursuant to the exercise of options that have been granted by us pursuant to the Leucadia National Corporation 1999 Stock Option Plan as Amended and Restated, dated May 11, 2009 (the “Plan”).

The selling shareholders may sell the shares from time to time on or off the New York Stock Exchange (“NYSE”) at prevailing market prices or at negotiated prices.  Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distributions of the shares may be considered “underwriters” within the meaning of the Securities Act, and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

INVESTING IN OUR COMMON SHARES INVOLVES RISKS.  PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

Our common shares are traded on the NYSE under the symbol “LUK.”  On September 1, 2010, the closing price of our common shares on the NYSE was $22.24 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2010

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  Our common shares are not being offered in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such document.

____________

TABLE OF CONTENTS

Page

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	1

LEUCADIA NATIONAL CORPORATION	1

WHERE YOU CAN FIND MORE INFORMATION	2

RISK FACTORS	3

USE OF PROCEEDS	4

SELLING SHAREHOLDERS	4

PLAN OF DISTRIBUTION	7

LEGAL MATTERS	9

EXPERTS	9

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Statements included in this prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents may contain forward-looking statements. Such statements may relate, but are not limited to, projections of revenues, income or loss, development expenditures, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted or may materially and adversely affect the Company's actual results include, but are not limited to, those set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K, filed on February 26, 2010, and elsewhere in the Form 10-K, and our Quarterly Report on Form 10-Q, for the fiscal quarter ended June 30, 2010 filed on August 6, 2010 and the Company's other public filings with the Securities and Exchange Commission, including those made after the date of this prospectus.  Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. We undertake no obligation to revise or update these forward-looking statements.

LEUCADIA NATIONAL CORPORATION

The Company is a diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, land based contract oil and gas drilling, property management and services, gaming entertainment, real estate activities, medical product development and winery operations.  The Company also has significant investments in the common stock of two public companies that are accounted for at fair value, one of which is a full service investment bank and the other an independent auto finance company.  The Company also owns equity interests in operating businesses and investment partnerships which are accounted for under the equity method of accounting, including a broker-dealer engaged in making markets and trading of high yield and special situation securities and an operating copper mine in Spain.  The Company concentrates on return on investment and cash flow to maximize long-term shareholder value.  Additionally, the Company continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses.  In identifying possible acquisitions, the Company tends to seek assets and companies that are out of favor or troubled and, as a result, are selling substantially below the values the Company believes to be present.

Leucadia National Corporation is a New York corporation.  Our principal executive offices are located at 315 Park Avenue South, New York, New York 10010, our telephone number at that location is (212) 460-1900, and our website can be accessed at http://www.leucadia.com.  Information contained in our website does not constitute part of this prospectus.

References to Leucadia, the “Company”, “we”, “us” and “our” in this prospectus refer to Leucadia National Corporation, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations.  Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room.  Our SEC filings are also available to the public from the SEC’s web site at:  http://www.sec.gov, and through a link to the SEC’s website located on our website at http://www.leucadia.com.  Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act.  This prospectus, which is a part of the registration statement, does not include all the information contained in the registration statement and its exhibits.  For further information with respect to Leucadia and its common shares, you should consult the registration statement and its exhibits.  Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information.  The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you by referring you to the other information we have filed with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act of 1934 (File No. 1-5721) and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2.	Our Quarterly Reports on Form 10-Q filed for the fiscal quarters ended March 31, 2010 and June 30, 2010;

3.
Our Current Reports on Form 8-K filed on January 28, 2010, February 26, 2010, March 5, 2010, May 5, 2010, May 12, 2010 (Form 8-K/A), May 13, 2010, June 22, 2010, July 22, 2010, August 6, 2010, September 1, 2010 and September 13, 2010; and

4.
The description of our common shares, which is contained under the caption “Description of Leucadia Stock” in our Registration Statement on Form S-4/A (No. 333-125806) as filed with the Commission on July 7, 2005, including any amendment or report filed for the purpose of updating the description.

All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request.  We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request.  Such requests can be made by writing or telephoning us at Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010; telephone number (212) 460-1900.

RISK FACTORS

Investing in our common shares involves risks.  Before making a decision to invest in our common shares, investors are urged to review the risk factors set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K, filed on February 26, 2010 and our Quarterly Report on Form 10-Q, for the fiscal quarter ended

June 30, 2010 filed on August 6, 2010, which are incorporated in this prospectus by reference, and the Company's other public filings made with the Securities and Exchange Commission, including those made after the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

SELLING SHAREHOLDERS

This Prospectus relates to our common shares which may be offered and sold by the selling shareholders named below who have acquired or will acquire such common shares under the Plan.  The following table sets forth:  (1) the name and relationship to Leucadia of each selling shareholder; (2) the number of our common shares each selling shareholder beneficially owned as of September 1, 2010; (3) the number of our common shares covered by this prospectus which includes (a) shares acquired by each selling shareholder pursuant to stock options previously granted under the Plan and (b) shares that may be acquired pursuant to stock options previously granted under the Plan (assuming vesting); and (4) the number of common shares and the percentage, if 1% or more, of the total class of common shares outstanding to be beneficially owned by each selling shareholder following this offering.

Because the selling shareholders may from time to time offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus as of the date of this prospectus will be held by the selling shareholders.

As of September 1, 2010, there were 243,317,407 of our common shares outstanding.

Selling Shareholders and Positions with Leucadia	Shares Beneficially Owned as of September 1, 2010 (a)	Shares Covered by This Prospectus (b)	Shares Beneficially Owned After this Offering	% Outstanding

Paul M. Dougan Director	28,450 (c)	33,450	28,450	*

Alan J. Hirschfield Director	47,000 (d)	52,000	47,000	*

James E. Jordan Director	131,750 (e)	136,750	131,750	*

Jeffrey C. Keil Director	22,000 (f)	27,000	22,000	*

Jesse Clyde Nichols, III Director	208,201 (g)	213,201	208,201	*

Michael Sorkin Director	500 (h)	4,000	500	*

Joseph A. Orlando Vice President and Chief Financial Officer	117,068 (i)	217,068	117,068	*

Thomas E. Mara Executive Vice President	147,518 (j)	247,518	147,518	*

Barbara L. Lowenthal Vice President and Comptroller	139,788 (k)	204,788	139,788	*

Justin R. Wheeler Vice President	112,500 (l)	302,500	112,500	*

Joseph M. O’Connor Vice President	58,000 (m)	98,000	58,000	*

Rocco J. Nittoli Vice President and Treasurer	84,770 (n)	134,770	84,770	*
_________________________

*       Less than 1% of common shares outstanding assuming sale of all shares offered under this Registration Statement.

(a)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security.  In addition, a person is deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security within 60 days.

(b)
Includes the number of common shares that each selling shareholder has previously acquired and may acquire pursuant to the exercise of options granted to the selling shareholder under the Plan, whether or not they are currently exercisable, some or all of which may be sold from time to time under to this prospectus.

(c)
Includes 7,000 common shares that may be acquired upon the exercise of currently exercisable stock options and 300 (less than .1%) common shares owned by Mr. Dougan’s wife as to which Mr. Dougan disclaims beneficial ownership.

(d)	Includes 7,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(e)	Includes 7,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(f)	Includes 7,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(g)
Includes 6,000 common shares that may be acquired upon the exercise of currently exercisable stock options and 127,798 (less than .1%) common shares held by a revocable trust for Mr. Nichols’ benefit in a managed account, 23,164 (less than .1%) common shares beneficially owned by Mr. Nichols’ wife (directly and indirectly through a majority owned company) and 15,018 shares held by a trust for the benefit of Mr. Nichol’s minor children as to which Mr. Nichols may be deemed to be the beneficial owner.

(h)	Includes 500 common shares that may be acquired upon the exercise of currently exercisable stock options.

(i)	Includes 116,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(j)	Includes 128,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(k)	Includes 101,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(l)	Includes 104,742 common shares that may be acquired upon the exercise of currently exercisable stock options.

(m)	Includes 58,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(n)	Includes 78,770 common shares that may be acquired upon the exercise of currently exercisable stock options.

Pursuant to Rule 416 under the Securities Act, the Registration Statement of which this prospectus is a part also covers any additional common shares which become issuable in connection with the shares identical in the table above through any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding common shares.

The information contained in this “Selling Shareholders” section of this prospectus is included pursuant to the requirements of Form S-8 and includes certain persons eligible to resell “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) pursuant to this prospectus whether or not they have any present intent to sell any or all such shares hereunder.  As of the date hereof, the Company has not been informed that any of the selling shareholders named above has a present intent to resell any such shares.  Furthermore, there is no assurance that any of the selling shareholders will sell any or all of the shares offered by them under this Registration Statement.

The address of each selling shareholder is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

PLAN OF DISTRIBUTION

As used in this prospectus, selling shareholders includes the selling shareholders named above and their donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the selling shareholders may effect sales of shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares may be sold by one or a combination of the following methods:

•
one or more block transactions, in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the New York Stock Exchange or on any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equity holders of the selling shareholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the common shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of our common shares covered hereby. The selling shareholders will bear all commissions and discounts, if any, attributable to sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling shareholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus.  The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale.  The selling shareholders may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals.  The selling shareholders may sell their shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise.  In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders.  The selling shareholders also may sell shares short and redeliver shares to close out such short positions.  The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.  The selling shareholders also may loan or pledge shares to a broker-dealer.  The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders.  Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares.  In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of our common shares covered hereby, the selling shareholders and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act.  Accordingly, any profits realized by the selling shareholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions.  Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of that act.  We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements.  In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The selling shareholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of our common shares by the selling shareholders.  These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.  We will file a supplement to this prospectus, if required, upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.  The supplement will disclose the name of each such  selling shareholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pershing Square IV A, L.P. and the financial statements of Pershing Square IV, L.P. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on our Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Pershing Square IV A, L.P. and the financial statements of Pershing Square IV, L.P. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on our Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Premier Entertainment Biloxi, LLC and Subsidiary incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on our Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The financial statements of HFH ShortPLUS Fund, L.P. and HFH ShortPLUS Master Fund, Ltd. incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on our Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AmeriCredit Corp. and subsidiaries incorporated by reference in this prospectus by reference to Leucadia National Corporation’s Annual Report on our Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group, Inc. as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009 included in the 2009 Annual Report on Form 10-K of Leucadia National Corporation, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2009 consolidated financial statements refers to retrospective changes in the accounting for noncontrolling interests in subsidiaries and earnings per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q filed for the fiscal quarters ended March 31, 2010 and June 30, 2010;

•
Our Current Reports on Form 8-K filed on January 28, 2010, February 26, 2010, March 5, 2010, May 5, 2010, May 12, 2010 (Form 8-K/A), May 13, 2010, June 22, 2010, July 22, 2010, August 6, 2010, September 1, 2010 and September 13, 2010; and

•
The description of our common shares, which is contained under the caption “Description of Leucadia Stock” in our Registration Statement on Form S-4/A (No. 333-125806) as filed with the Commission on July 7, 2005, including any amendment or report filed for the purpose of updating the description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the common shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.             Description of Securities.

Not applicable.

Item 5.             Interests of Named Experts and Counsel.

Not applicable.

Item 6.             Indemnification of Officers and Directors.

The registrant is a New York corporation. Sections 722 through 725 of the New York Business Corporation Law (the “Business Corporation Law”) provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys’ fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation’s request, against judgments, fines, settlement payments and reasonable expenses, including attorneys’ fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.  Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.  Article V of the Company’s By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.

Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers.  The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

Article Sixth of the Company’s Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

Item 7.             Exemption from Registration Claimed.

Not applicable.

Item 8.             Exhibits.

Exhibit
Number                      Description

4.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*

4.2
Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 10-K”)).*

4.3.
Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).*

4.4	Amended and Restated By-laws as amended through March 2, 2009 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 3, 2009).*

4.5	Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*

4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*

4.7	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to the Company's Registration Statement on Form S-8 (No. 333-143770)).*

5.1	Opinion of Weil, Gotshal & Manges LLP.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Ernst & Young LLP.**

23.3	Consent of Ernst & Young.**

23.4	Consent of PricewaterhouseCoopers LLP.**

23.5	Consent of PricewaterhouseCoopers LLP.**

23.6	Consent of Deloitte & Touche LLP.**

23.7	Consent of KPMG LLP.**

23.8	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1	Power of Attorney (included in the signature pages of this registration statement).**

99.1	1999 Stock Option Plan as Amended and Restated dated May 11, 2009.**

  *  Incorporated by reference.
**  Filed herewith.

Item 9.             Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of September, 2010.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Orlando, Barbara L. Lowenthal and Laura E. Ulbrandt, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian M. Cumming	Chairman of the Board (Principal Executive Officer)	September 15, 2010
Ian M. Cumming

/s/ Joseph S. Steinberg	President and Director (Principal Executive Officer)	September 15, 2010
Joseph S. Steinberg

/s/ Joseph A. Orlando	Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2010
Joseph A. Orlando

/s/ Barbara L. Lowenthal	Vice President and Comptroller (Principal Accounting Officer)	September 15, 2010
Barbara L. Lowenthal

/s/ Paul M. Dougan	Director	September 15, 2010
Paul M. Dougan

/s/ Alan J. Hirschfield	Director	September 15, 2010
Alan J. Hirschfield

/s/ James E. Jordan	Director	September 15, 2010
James E. Jordan

/s/ Jeffrey C. Keil	Director	September 15, 2010
Jeffrey C. Keil

/s/ Jesse Clyde Nichols, III	Director	September 15, 2010
Jesse Clyde Nichols, III

/s/ Michael Sorkin	Director	September 15, 2010
Michael Sorkin

Exhibit Index

Exhibit
Number                      Description

4.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*

4.2
Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 10-K”)).*

4.3.
Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).*

4.4	Amended and Restated By-laws as amended through March 2, 2009 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 3, 2009).*

4.5	Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*

4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*

4.7	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to the Company's Registration Statement on Form S-8 (No. 333-143770)).*

5.1	Opinion of Weil, Gotshal & Manges LLP.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Ernst & Young LLP.**

23.3	Consent of Ernst & Young.**

23.4	Consent of PricewaterhouseCoopers LLP.**

23.5	Consent of PricewaterhouseCoopers LLP.**

23.6	Consent of Deloitte & Touche LLP.**

23.7	Consent of KPMG LLP.**

23.8	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1	Power of Attorney (included in the signature pages of this registration statement).**

99.1	1999 Stock Option Plan as Amended and Restated dated May 11, 2009.**

________________________________

  *  Incorporated by reference.
**  Filed herewith.